SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
June 2, 2017

Evolving Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34261	84-1010843
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9777 Pyramid Court, Suite 100, Englewood, Colorado 80112

(Address of principal executive offices)

Registrant’s telephone number, including area code: (303) 802-1000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b 2 of the Securities Exchange Act of 1934 (§240.12b 2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to
Section 13(a) of the Exchange Act. ☐

ITEM 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Financial Officer, Daniel J. Moorhead and Appointment of Richard A. Dinkel as Sr. Vice President of Finance

Effective June 2, 2017, Daniel J. Moorhead resigned as Chief Financial Officer of Evolving Systems, Inc. (“Company”).

Effective June 5, 2017, the Board of Directors promoted Richard A. Dinkel, Corporate Controller, to Sr. Vice President of Finance and entered into an employment agreement with Mr. Dinkel.

Mr. Dinkel, 49, joined the Company in October 1994.  He held the position of Corporate Controller since December 2011 and was responsible for all accounting functions including SEC filings and Sarbanes-Oxley compliance.  From June 2005 to December 2011, he was the U.K. Controller. From October 1994 to June 2005, he served in various roles at the Company, including Staff Accountant progressing to Assistant Controller.  Mr. Dinkel holds a B.B.A. in Accounting from Metropolitan State University Denver.

Pursuant to the employment agreement, the Company and Mr. Dinkel agreed to the following:

•                                          Mr. Dinkel will receive annual base salary of $170,000 and be eligible for incentive compensation of up to 40% of his base compensation upon achievement of quarterly and annual incentive compensation targets established by Evolving Systems’ Board of Directors.

•                                          The Company awarded Mr. Dinkel restricted stock for 11,000 shares of the Company’s common stock, vesting over a 4-year period based upon certain performance and time-based criteria established by the Board.

•                                          Mr. Dinkel will be employed “at will.”

•                                          If the Company terminates Mr. Dinkel’s employment for reasons other than cause or disability, or Mr. Dinkel resigns for “Good Reason,” as defined in the employment agreement, the Company will pay Mr. Dinkel severance equal to 6 months of his base salary (referred to in the employment agreement as “Base Severance”). The Company will also pay a proportionate amount of Mr. Dinkel’s health and dental insurance premiums, based upon the same proportion the Company paid at the time Mr. Dinkel’s employment was terminated, for a period of 6 months, or until Mr. Dinkel obtains substitute insurance. Severance and insurance premium payments will be made in equal installments over the 6-month period, based upon the Company’s normal payroll practices.

•                                          In the event of the occurrence of a Change in Control, as defined in the employment agreement, 50% of Mr. Dinkel’s then unvested stock options, stock appreciation rights, shares of restricted stock and any other unvested equity awards, if any, will vest. In addition, in the event the Company terminates Mr. Dinkel’s employment without Cause or Mr. Dinkel resigns for Good Reason (each as defined in the employment agreement) within 180 days before or 365 days after a Change of Control, he will be entitled to receive Base Severance as well as additional severance (referred to in the employment agreement as “Enhanced Severance”) equal to 6 months of his base salary and 100% of his target incentive compensation in the year of termination.  He will also be entitled to be reimbursed for expenses incurred for tax advice, in an amount not to exceed $7,500 and his unvested stock options, shares of restricted stock and any other unvested equity awards will vest in full.

•                                          Mr. Dinkel agreed that following termination of employment he will not compete with the Company (as defined in the employment agreement), or solicit or entice any employee of the Company to leave the employ of the Company or interfere with the Company’s relationship with a customer during the period of time that Base Severance is paid, or, in the case of a Change of Control, during the extended period of Enhanced Severance.

•                                          The Company also entered into the standard Indemnification Agreement approved by the Board of Directors for all officers and directors of the Company.

The full text of the employment agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K. The Company’s standard Indemnification Agreement was attached to the Company’s Current Report on Form 8-K filed on July 31, 2014.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS

d)            Exhibits.  The following exhibits are filed with this report.

Exhibit No.	Description
10.1	Employment Agreement dated June 5, 2017, entered into between Evolving Systems, Inc. and Richard A. Dinkel
99.1	Press Release issued by Evolving Systems, Inc. announcing the resignation of Daniel J. Moorhead as Chief Financial Officer and the promotion of Richard A. Dinkel to Sr. Vice President of Finance

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   June 6, 2017

Evolving Systems, Inc.

By:	/s/ RICHARD A. DINKEL
Richard A. Dinkel
Sr. Vice President of Finance

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement dated June 5, 2017, entered into between Evolving Systems, Inc. and Richard A. Dinkel
99.1	Press Release issued by Evolving Systems, Inc. announcing the resignation of Daniel J. Moorhead as Chief Financial Officer and the promotion of Richard A. Dinkel to Sr. Vice President of Finance